December 12, 2014

Aja Cannafacturing, Inc.

31500 Grape Street, Suite 3345

Lake Elsinore, CA 92532

Re: Aja Cannafacturing, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Aja Cannafacturing, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 58,500,000 shares of the Company’s common stock (the “Shares”) issuable to Scott Plantinga pursuant to the terms of a Consulting Agreement.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the Consulting Agreement and; (e) the Company’s Consulting Agreement with Scott Plantinga; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act, such Shares will be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Very truly yours,

CLARK CORPORATE LAW GROUP LLP

/s/ Joe Laxague

Joe Laxague, Esq.

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Aja Cannafacturing, Inc.

Very truly yours,

/s/ Joe Laxague

CLARK CORPORATE LAW GROUP LLP

Joe Laxague, Esq.

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